UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 2, 2014
XTRALINK CORP.
(Exact name of registrant as specified in its charter)
Nevada	000-54508	27-3187919
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7582 Las Vegas Boulevard, Suite 325, Las Vegas, Nevada		89123
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		1-702-637-6144
n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant.

Effective May 12, 2014, our independent accountant, Mr. Robert Jeffrey of Jeffrey and Company resigned.  His resignation was as a result of notification that Jeffery and Company is no longer registered with the Public Company Accounting Oversight Board.

On June 2, 2014, we appointed Michael F. Albanese as our independent accountant.  Mr. Albanese is registered with the Public Company Accounting Oversight Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XTRALINK CORP.
/s/ Maurice Sale

Maurice Sale
President, CEO, CFO, and Director
Date:	June 9, 2014